Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

Pursuant to the requirements set forth in Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Patrick Henry, President and Chief Executive Officer of Entropic Communications, Inc. (the “Registrant”), and David Lyle, Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1. The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, to which this Certification is attached as Exhibit 32 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of April 29, 2010.

/s/ Patrick Henry	/s/ David Lyle
Patrick Henry	David Lyle
President and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

*	This Certification accompanies the Report to which it relates, is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant made under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Report, except to the extent that the Registrant specifically incorporates this Certification by reference therein.